Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation (NASDAQ FCFC) Announces Conclusion of Internal Investigation

Waco, Texas July 6, 2007…..FirstCity Financial Corporation (NASDAQ FCFC) previously announced that the Audit Committee of the Board of Directors was conducting an independent investigation to review  whether FirstCity and its subsidiaries received inadequate compensation, or other improprieties occurred, with respect to the sale of a loan portfolio to a third party,  and FirstCity’s compliance with laws applicable to its foreign operations as a result of allegations against an officer of an affiliate of FirstCity regarding matters that occurred prior to the individual’s becoming an officer of that affiliate. The Audit Committee engaged an outside law firm to act as independent counsel and conduct the investigation.  Independent counsel worked with external forensic accountants to conduct its review.

The Independent Investigation found that the loan portfolio sale was initiated by other portfolio investors, who owned a majority investment in the portfolio, and that the portfolio appeared to have been sold for the best price available at the time.  The Independent Investigation found no evidence indicating that FirstCity or any officer, manager or full-time employee personally benefited from the transactions relating to the portfolio sale.  The Independent Investigation concluded that the sales price received by FirstCity and the other portfolio investors was reasonable based upon the information that was available at the time of the sale.

The Independent Investigation concluded that it was unable to complete its review of the issues relating to allegations against the officer of an affiliate of FirstCity due to its inability to access certain documentation outside FirstCity’s custody and control.  FirstCity has reviewed these issues, performed on-site procedures at the affiliate location and has determined that no adjustment to FirstCity’s financial statements is required in connection with this issue.

The Independent Investigation recommended improvements designed to provide additional assurances for accurate financial reporting, particularly with respect to FirstCity’s Latin American operations, and to improve FirstCity’s internal control structure. The Independent Investigation also recommended changes in FirstCity’s approach to foreign business relationships.   In addition, the Independent Investigation made a number of recommendations aimed at improving FirstCity’s compliance practices and procedures.  FirstCity has already begun taking steps to implement the foregoing recommendations.

FirstCity has not identified any material adjustment to its financial statements that is required in connection with the results of the Independent Investigation.

The Company will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Form 10-Q for the quarter ended March 31, 2007, as promptly as practicable.

Forward Looking Statements

This press release contains statements that are forward-looking in nature, including, without limitation, statements relating to the timing and outcome of the investigation being conducted by the audit committee, the timing and filing of the 2006 Form 10-K and the effect of these matters on the financial condition or results of operations as disclosed in FirstCity’s financial statements.  Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance or results of the investigation, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected.

The forward-looking statements in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary, perhaps materially, from those contained or suggested by these statements. Factors that could affect these statements include, but are not limited to any remedial actions that may be required as a result of the audit committee review and changes required or requested by FirstCity’s auditors.  More information on risks and uncertainties related to FirstCity and its business may be found in its quarterly and annual reports filed with the United States Securities and Exchange Commission. FirstCity assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ Global Select Market System under the symbol “FCFC.”